UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2009

myContactCard, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-148042	26-2342913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Irvine Center Drive, Suite 400
Irvine, California 92618
(Address of Principal Executive Office) (Zip Code)

(949) 309-3099
 (Registrant’s telephone number, including area code)

Jamaica Jim, Inc.
(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2009 the registrant entered into a Securities Purchase Agreement with accredited investor Asher Enterprises Inc., whereby the registrant issued to investor a convertible promissory note for the purchase price of $60,000. The note matures on September 17, 2009, accrues interest at a rate of 8% and is convertible into registrant’s common stock at investor’s option at a rate of 55% of the average of the three lowest intraday trading prices for the ten days prior to conversion.  The sale was a private placement exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2009, the registrant amended its articles of incorporation and changed its name to myContactCard, Inc.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4	Certificate of Amendment to Articles of Incorporation dated December 15, 2009.

10.1	Securities Purchase Agreement.

10.2	Convertible Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

myContactCard, Inc.

Dated: December 18, 2009	By:	/s/ Bill Noonan
Bill Noonan
Chief Executive Officer

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